Registration No. 333-158199

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Credit Suisse AG

(Exact Name of Registrant as Specified in Its Charter)

Canton of Zurich, Switzerland

(State of Incorporation or Organization)

13-5015677

(I.R.S. Employer Identification No.)

Paradeplatz 8

CH 8070 Zurich, Switzerland

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Exchange Traded Notes due February 19, 2020 Linked to the Credit Suisse Long/Short Liquid Index (Net)	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-158199

Item 1.  Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” in the Registrant’s Prospectus dated March 25, 2009 included in the Registration Statement on Form F-3(Registration No. 333-158199) as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the information under the heading “Description of the Notes” in the Registrant’s Prospectus Supplement dated March 25, 2009 as filed with the Commission on March 25, 2009 pursuant to Rule 424(b)(2) under the Securities Act, the information under the heading “Specific Terms of the ETNs” in the Registrant’s Term Sheet, dated February 5, 2010 as filed with the Commission on February 5, 2010 pursuant to Rule 433 under the Securities Act and the relevant information in the Registrant’s Underlying Supplement, dated September 14, 2009 as filed with the Commission on September 14, 2009 pursuant to Rule 424(b)(2) under the Securities Act.  The description of the ETNs contained in the Pricing Supplement to be filed pursuant to Rule 424(b) under the Securities Act under Registration Statement No. 333-158199, which will contain the final terms and provisions of the ETNs, including the maturity date of the ETNs, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  Exhibits.

Exhibit No.	Exhibit Description

4.1

Form of Senior Indenture between Credit Suisse AG (formerly known as Credit Suisse) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 4.44 to the Registrant’s Registration Statement on Form F-3 filed on March 25, 2009 (Registration No. 333-158199)).

4.2

First Supplemental Indenture, dated May 6, 2008, between Credit Suisse AG (formerly known as Credit Suisse) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, to the Senior Indenture, dated March 29, 2007, between Credit Suisse AG and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 99.1 to Registrant’s Current Report on Form 6-K filed on May 9, 2008).

4.3

Second Supplemental Indenture, dated March 25, 2009, between Credit Suisse AG (formerly known as Credit Suisse) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, to the Senior Indenture, dated as of March 29, 2007, between Credit Suisse AG and The Bank of New York, as trustee (incorporated by reference to Exhibit 99.2 to Registrant’s Current Report on Form 6-K filed on May 25, 2009).

4.4	Form of Note.
99.1

Term Sheet No. ETN-1, dated February 5, 2010, the Underlying Supplement, dated September 14, 2009, the Prospectus Supplement dated March 25, 2009 and the Prospectus dated March 25, 2009. (The Term Sheet No. ETN-1 is incorporated by reference from the Registrant’s filing pursuant to Rule 433 on February 5, 2010, the Underlying Supplement is incorporated by reference from the Registrant’s filing pursuant to Rule 424(b)(2) on September 14, 2009 and the Prospectus Supplement and Prospectus are each incorporated by reference from the Registrant’s filings pursuant to Rule 424(b)(2) on March 25, 2009.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 18, 2010	CREDIT SUISSE AG

	By:	/s/ Grace Koo
Name: Grace Koo
Title: Authorized Signatory

	By:	/s/ Sharon O’Connor
Name: Sharon O’Connor
Title: Authorized Signatory